EXECUTION COPY

ADDENDUM NUMBER ONE TO
ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Addendum No. 1 (this “Addendum”) to the Assignment Assumption and Recognition Agreement (the “AAR”), dated as of September 28, 2007, among DB Structured Products, Inc., (the “Assignor”), ACE Securities Corp., as assignee (the “Assignee”), GMAC Mortgage, LLC, as servicer (the “Servicer”), and acknowledged and agreed to by Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”), is made and entered into as of the opening of business on November 1, 2007 (the “Effective Date”), among the Assignor, the Assignee, the Servicer and acknowledged and agreed to by the Master Servicer and HSBC Bank USA, National Association, as trustee (the “Trustee”).

WHEREAS, the Depositor, the Master Servicer, Wells Fargo Bank, N.A. as securities administrator, Clayton Fixed Income Services, Inc. as credit risk manager and the Trustee, entered into the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of September 1, 2007, relating to Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-3, Mortgage Pass-Through Certificates and attached hereto as Attachment 1;

WHEREAS, Countrywide Home Loans Servicing LP (“Countrywide Servicing”) is currently servicing certain residential mortgage loans identified on the schedule annexed hereto as Attachment 2 (the “November 1 Transferred Loans”), until the Effective Date for the benefit of the Trustee pursuant to the provisions of the Flow Servicing Agreement, dated as of June 30, 2006, by and between DBSP  and Countrywide Servicing (the “Countrywide Servicing Agreement”), as modified by that certain Commitment Letter, dated September 28, 2007, between DBSP and Countrywide Servicing and modified in accordance with the terms of an assignment, assumption and recognition agreement (the “Countrywide AAR”) dated as of September 28, 2007 among DBSP as assignor, the Depositor as assignee, Countrywide Home Loans, Inc., and Countrywide Servicing and acknowledged and agreed to by the Master Servicer;

WHEREAS, pursuant to Section 6.01 of the Countrywide Servicing Agreement, DBSP has the right to transfer the servicing responsibilities of Countrywide with respect to the November 1 Transferred Loans as set forth in the Countrywide Servicing Agreement;

WHEREAS, pursuant to the deboarding agreement, dated as of November 1, 2007, by and between DBSP, Countrywide Home Loans, Inc. and Countrywide Servicing, the parties agree, by mutual consent, to terminate the Countrywide Servicing Agreement, with respect to the November 1 Transferred Loans, effective as of the Effective Date.

WHEREAS, the Depositor and DBSP desire to effectuate the replacement of Countrywide Servicing and the substitution of the Servicer for Countrywide Servicing as the servicer with respect to the November 1 Transferred Loans;

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree:

Replacement of Servicer

1.

Effective as of the Effective Date, the Servicer shall service the November 1 Transferred Loans, for the benefit of the Trustee pursuant to the terms and provisions of that certain Amended and Restated Servicing Agreement, dated as of January 2, 2007 between DBSP and the Servicer (the “Servicing Agreement”) as modified in accordance with the terms of the AAR and this Addendum, which Servicing Agreement is attached hereto as Attachment 3; provided that to the extent any mortgage loan identified on Attachment 2 is repurchased by the Servicer, such mortgage loan shall no longer be a “November 1 Transferred Loans” and shall no longer be subject to this Addendum.

Defined Terms

2.

Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Servicing Agreement or the AAR.

Ratification

3.

Except as modified and expressly amended by this Addendum, the AAR is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

4.

The parties to this Addendum agree that for all purposes of the AAR as modified by this Addendum, the term “Assigned Loans” shall be deemed to include the “November 1 Transferred Loans;” provided, however, that, in the case of a representation or warranty or an agreement made in the AAR with respect to the Assigned Loans as of a date prior to the Effective Date,  with respect to the November 1, 2007 Loans, such representation or warranty or agreement shall be deemed made as of the Effective Date.

Miscellaneous

5.

This Addendum shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles (other than Section 5-1401 of the General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

6.

No term or provision of this Addendum may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

7.

This Addendum shall inure to the benefit of the successors and assigns of the parties hereto.  Any entity into which the Servicer or the Trustee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Servicer or the Trustee, respectively, hereunder.

8.

This Addendum may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

9.

In the event that any provision of this Addendum conflicts with any provision of the Servicing Agreement with respect to the November 1 Transferred Loans, the terms of this Addendum shall control.

10.

To the fullest extent permitted under applicable law, each party hereto hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Addendum.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the day and year first above written.

GMAC MORTGAGE, LLC

Servicer

By:/s/ Kenneth R. Perkins

Name: Kenneth R. Perkins

Title: Senior Vice President

ACE SECURITIES CORP.

Depositor

By:/s/ Evelyn Echevarria

Name: Evelyn Echevarria

Title: Vice President

By:/s/ Doris J. Hearn

Name: Doris J. Hearn

Title: Vice President

DB STRUCTURED PRODUCTS, INC.

Seller

By:/s/ Ernest Calabrese

Name: Ernest Calabrese

Title: Director

By:/s/ Karan Mehta

Name: Karan Mehta

Title: Vice President

ACKNOWLEDGED AND AGREED TO:

HSBC BANK USA, NATIONAL ASSOCIATION

Trustee

By:/s/ Alexander Pabon

Name: Alexander Pabon

Title: Vice President

ACKNOWLEDGED AND AGREED TO:

WELLS FARGO BANK, N.A.

Master Servicer

By:/s/ Kristen Ann Cronin

Name: Kristen Ann Cronin

Title: Vice President

ATTACHMENT 1

POOLING AND SERVICING AGREEMENT

[On File with McKee Nelson LLP]

ATTACHMENT 2

SERVICED LOANS

[ON FILE WITH DBSP]

ATTACHMENT 3

SERVICING AGREEMENT

[ON FILE WITH THE MASTER SERVICER]